Exhibit 99.1

FOR IMMEDIATE RELEASE:

China Holdings Acquisition Corp. to Acquire a

Leading Chinese Construction Materials Company, Jinjiang Hengda Ceramics Co., Ltd.

Highlights

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Acquisition of Jinjiang Hengda Ceramics Co., Ltd. (Hengda), a leading Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings

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Hengda is an established company that provides an attractive platform for growth as it is anticipated to benefit from the urbanization of China as well as Central & Provincial governmental policies to develop housing in China

•	China Holdings believes that the valuation compares favorably to public company peers

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From 2005 through 2008 Hengda achieved a Revenue compounded annual growth rate (CAGR) of 25.1%, a Net Income CAGR of 23.9% and an EBITDA CAGR of 27.2%; assuming Hengda achieved all of its earn-out targets, the Net Income CAGR from 2009 to 2011 would be 36.8%

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Hengda has an established and loyal customer base due to its commitment to superior quality, research and development and innovative products; 9 of its top 10 customers in 2008 have been purchasing from the company for over 9 years

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In order to meet market demand, the company’s growth will continue with the addition of a new manufacturing facility in Gaoan, China that will begin operating with three new production lines in September 2009

•	CHAC founders will reduce their shares from 3.2 million to 1.6 million at closing

WILMINGTON, DE and JINJIANG , CHINA, August 7, 2009 – China Holdings Acquisition Corp. (AMEX: HOL) (“CHAC”) today announced that it has entered into a definitive share purchase agreement to acquire Jinjiang Hengda Ceramics Co., Ltd. (“Hengda”). Following the completion of the transaction, CHAC will redomesticate to the BVI and the new company will be called China Ceramics Co., Ltd. Hengda is a leading Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings.

The transaction, which has been unanimously approved by the board of directors of CHAC, is expected to be completed by November 21, 2009. Under the terms of the definitive agreement, CHAC will issue 5,743,200 shares to Hengda, representing an initial equity value of approximately of $56.2 million or an enterprise value of approximately $101.2 based on an estimated redemption value of CHAC’s common stock of $9.79, the assumption of Hengda’s current debt and the estimated cost of the Gaoan facility (see below).

In addition, 8,185,763 shares will be placed in escrow which will be released to Hengda when, on a consolidated basis, two types of targets are achieved or exceeded: incentive share (“Incentive Shares”) for exceeding a financial target within a fiscal year, and share price targets (“Price Target Shares”).

Of the shares in escrow, up to 5,185,763 Incentive Shares will be released based on achieving growth in either Net Income Before Tax or Net Income After Tax, depending on the year, following the completion of an audit in accordance with International Financial Reporting Standards (IFRS). Additionally, 3,000,000 Price Target Shares will be released if CHAC shares close at or above certain share price targets for any twenty trading days within a thirty trading day period prior to April 30, 2012.

	Incentive Range
Financial Metric in the Fiscal Year	Min	Max	Implied Growth (1)	Shares Released per $ of Growth	Maximum Shares Released
2009 Net Income Before Tax	$28.0	$31.7	13.2%	0.3284	1,214,127
2010 Net Income After Tax	$23.8	$31.4	32.0%	0.2359	1,794,800
2011 Net Income After Tax	$31.4	$43.5	38.7%	0.1790	2,176,836

Stock price targets by April 30, 2012				Price of $20 Price of $25	1,000,000 2,000,000

(1)	Implied year over year growth of Max Benchmark after tax

For example, Hengda will receive 0.3284 CHAC shares for every dollar of 2009 Net Income Before Tax above $28.0 million up to a maximum of 1,214,127 CHAC shares which occurs at a 2009 Net Income Before Tax of $31.7 million.

If Hengda receives all the Incentive Shares, the transaction will represent an equity value of approximately of $107.0 million or an enterprise value of approximately $152.0 based on an estimated redemption value of CHAC’s common stock of $9.79, the assumption of Hengda’s current debt and the estimated cost of the Gaoan facility (see below).

“Our proposed acquisition of Hengda Ceramics presents our shareholders with a compelling opportunity to participate in the continued urbanization of China as well as the country’s investment in residential and commercial infrastructure,” said Paul K. Kelly, Chairman and Chief Executive Officer of CHAC. “This opportunity reflects our stated objective to establish a platform in China by acquiring a company with a leadership position in its industry and a proven track record of growth. Their expansion through the construction of a new facility in Gaoan to meet growing market demand should help better position the company for the future.”

“Through its focus on quality control, research and development and manufacturing, Hengda has positioned itself as a leader in the ceramic tile industry and delivered year-over-year growth in revenues and profitability in the last three years,” continued Mr. Kelly. “We’re impressed with the many accomplishments of Hengda’s management team and we look forward to working with them, and Hengda’s employees, to build upon the strong foundation they’ve created and helping the company achieve even greater success in the future.”

“We believe that the timing and the valuation of this acquisition will prove to be an appealing way for China investors to participate in the country’s construction industry growth,” added Jim Dunning, President of CHAC.

The senior management of Hengda is expected to remain unchanged following the transaction. Mr. Huang Jia Dong, who founded Hengda, will remain as Chairman. Mr. Lee Shun Qing who has been at the company for over 15 years will remain as Manufacturing Vice-General Manager and Mr. Hen Man Edmund will remain as Chief Financial Officer. Mr. Paul Kelly and Ms. Cheng Davis from CHAC are expected to join the five member Board of China Ceramics.

“This transaction provides our company with a strong platform for continued success,” said Mr. Huang, Chairman of Hengda. “CHAC’s leadership understands our business, the markets we serve and the actions we need to take to grow, both in China and beyond. With CHAC’s assistance and our enhanced access to the US capital markets, we will be in an even better position to develop new innovative products for our customers, provide opportunities to our employees and continue to grow our business.”

In conjunction with the closing of the transaction, CHAC founders will reduce their ownership of China Ceramics from 3.2 million to 1.6 million shares. Except for 655,000 shares that will be locked up for only six months, all shares received by Hengda and CHAC founders shares will be locked up for twelve months.

Business Overview

Hengda Ceramics is a leading Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings. The ceramic tiles, sold under the “HD” or “Hengda” brand are available in over two thousand styles, colors and size combinations and are distributed through a network of thirty three exclusive distributors and directly to large property developers. Hengda currently has one production facility with nine manufacturing lines in Jinjiang with an annual capacity of 28 million square meters of ceramic tile and is building, in phases, a twelve line production facility in Gaoan that will have an annual capacity of 42 million square meters of ceramic tiles by the end of 2011. Phase one, which consists of three production lines, is expected to be completed in September 2009. The estimated proceeds from the merger will be utilized to reduce debt associated with this facility. Hengda’s stringent quality management and marketing efforts have created a strong business reputation and high brand awareness as demonstrated by the company receiving recognition from the Central Chinese Government of the coveted “Chinese Well-Known Mark” award. Hengda’s commitment to R&D recently resulted in the development of a new ultra-thin line of products and the company has already been granted 33 design patents and 4 utility patents in China. Although approximately 95% of Hengda’s products are sold domestically, the company has exported products to Japan, Russia, Eastern Europe, South Korea, United Kingdom, Australia, Thailand, Spain, Turkey and Egypt.

Financial Highlights

Hengda’s 2008 Revenue was RMB776.6 million (approximately $113.4 million), 2008 Net Income was RMB165 million (approximately $24.1 million) and 2008 EBITDA (earnings before interest, taxes, depreciation and amortization) was RMB205.6 million (approximately $30.0 million). From 2005 through 2008, in RMB terms, Hengda achieved a Revenue compounded annual growth rate (CAGR) of 25.1%, a Net Income CAGR of 23.9% and an EBITDA CAGR of 27.2%. Assuming Hengda achieved all of its earn-out targets, the Net Income CAGR from 2009 to 2011 would be 36.8%.

CHAC’s acquisition of Hengda is expected to be completed by November 21, 2009, subject to approval by CHAC’s shareholders (and less than 33.3% of CHAC’s public shareholders exercising their right to redeem their shares for cash) and clearance by the US Securities and Exchange Commission (SEC).

Anticipated Investor Meetings

China Holdings intends to have investor meetings. The presentation slides that will be used in the investor meetings will be filed with the SEC and available on the Web site of the SEC at www.sec.gov as part of a Current Report on Form 8-K that CHAC will be filing today.

About China Holdings Acquisition Corp.

Founded in 2007, China Holdings Acquisition Corp. (“CHAC”) is a blank check company focused on acquiring companies with primary operations in Asia through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination or contractual arrangements. CHAC currently has no operating businesses.

Additional Information about the Transaction and Where to Find It

In connection with the proposed acquisition, CHAC intends to prepare a registration statement containing a proxy statement/prospectus to be filed with the SEC. When completed, a definitive proxy statement/prospectus and a form of proxy will be mailed to the stockholders of CHAC, seeking their approval of the transaction. Stockholders are urged to read the proxy statement/prospectus regarding the proposed acquisition carefully and in its entirety because it will contain important information about the proposed acquisition. Stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail to Mark L. Wilson at China Holdings Acquisition Corp., 1000 North West Street Suite 1200, Wilmington, DE. 19801, or by telephone at (302) 295-4832.

CHAC and its directors and officers may be deemed to be participants in the solicitation of proxies from CHAC’s stockholders with respect to the proposed acquisition. Information about CHAC’s directors and executive officers and their ownership of CHAC’s common stock and warrants is set forth in CHAC’s annual report on Form 10-K for the Fiscal Year ended December 31, 2008. Stockholders may obtain additional information regarding the interests of CHAC and its directors and executive officers in the proposed acquisition, which may be different than those of CHAC’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed acquisition when filed with the SEC.

Non-GAAP Financials

The financial information and data contained in this communication is unaudited and does not conform to the SEC’s Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, CHAC’s proxy statement to solicit stockholder approval for the proposed acquisition of Hengda.

This communication includes certain estimated financial information that is not derived in accordance with generally accepted accounting principles (“GAAP”), and which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. CHAC and Hengda believe that the presentation of these non-GAAP financial measures serves to enhance the understanding of the financial performance of Hengda and the proposed acquisition. However, these non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to financial measures of financial performance prepared in accordance with GAAP. Our pro forma financial measures may not be comparable to similarly titled pro forma measures reported by other companies.

This communication contains disclosure of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, investments in the business and strategic acquisitions. EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA is not a recognized term under U.S. GAAP, and EBITDA should be considered in addition to, and not as substitutes for, or superior to, operating income, cash flows, revenues, or other measures of financial performance prepared in accordance with generally accepted accounting principles. EBITDA is not a completely representative measure of either the historical performance or, necessarily, the future potential of Hengda.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: future operating or financial results; future growth expectations and acquisitions; uncertainties as to the timing of the acquisition; approval of the transaction by CHAC stockholders; the satisfaction of closing conditions to the transaction; costs related to the acquisition; the performance of Hengda; the impact of inflation generally as well as on the rising costs of materials; specific economic conditions in China generally or in the markets in which Hengda Ceramics operates; changes in laws and regulations; potential liability from future litigation; the diversion of management time on acquisition and integration related issues; modifications or adjustments to the financial statements of Hengda as a result of applicable securities laws; and general economic conditions such as inflation or recession. Actual results may differ materially from those contained in the forward-looking statements in this communication and documents filed with the SEC. CHAC undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this communication. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Mark L. Wilson

China Holdings Acquisition Corp.

(302) 295-4832